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                                                                Exhibit 10.22(a)

                                   EXHIBIT A-1

                      AMENDED AND RESTATED PROMISSORY NOTE

$62,650                                                            March 1, 2002


This AMENDED AND RESTATED PROMISSORY NOTE amends and restates in its entirety the PROMISSORY NOTE dated December 1, 1997 originally delivered by the undersigned to TheraSense, Inc., a Delaware corporation (the "Company"). Any capitalized terms not defined herein shall have the meaning given to them in the Restricted Common Stock Purchase Agreement between the Company and the undersigned dated December 1, 1997.

For value received, the undersigned promises to pay to the Company, or order, at its principal office the principal sum of $62,650 without interest. Said principal shall be due on the earlier of (i) December 1, 2002, or (ii) the undersigned's termination of employment with or services to the Company.

Should suit be commenced to collect this Note or any portion thereof, such sum as the Court may deem reasonable shall be added hereto as attorneys' fees. The maker waives presentment for payment, protest, notice of protest, and notice of non-payment of this Note.

This Note is secured by a pledge of 447,500 (post-split) shares of Common Stock of the Company, pursuant to the provisions of the Restricted Common Stock Purchase Agreement between the Company and the undersigned executed on December 1, 1997.

The holder of this Note shall have full recourse against the maker, and shall not be required to proceed against the Shares or other collateral securing this
Note in the event of default.

                                      /s/ W. MARK LORTZ
                                      -----------------------------------------
                                      Mark Lortz